Exhibit 10.51

ASSIGNMENT AGREEMENT

ENTERED INTO on April 25, 2007

BETWEEN:

ALIZÉ PHARMA SAS, a simplified joint stock company (société par actions simplifiée) constituted pursuant to the Laws of France, having its head office at 13, chemin de la Chonchance, 69 110 Ste-Foy-lès-Lyon, France, herein acting and represented by Thierry Abribat, its President, duly authorized, as he so declares;

(hereinafter referred to as “Purchaser”)

AND:

ALIZÉ PHARMA INC., a corporation constituted pursuant to the Canada Business Corporations Act, having its head office at 56 Kelvin Avenue, Montreal, Province of Quebec, H2V 1T3, herein acting and represented by André De Villers, its Chairman, duly authorized, as he so declares;

(hereinafter referred to as “Alizé”)

WHEREAS Alizé is the sole owner of all rights in and to the Intellectual Property and Patents described below; all such rights having been acquired pursuant to an Assignment Agreement entered into on May 12, 2006 (the “Alizé Assignment Agreement”) between Alizé (formerly, 6551131 Canada Inc.), The Academic Hospital Rotterdam (“Erasmus MC”), Università Degli Studi di Torino (“University of Torino” and, together with Erasmus MC, the “Institutions”), Dr. Aart Johannes van der Lelij and Dr. Ezio Ghigo (the latter two individuals are collectively referred to as the “Researchers”); a copy of such agreememt is attached hereto as Appendix A;

WHEREAS Purchaser now wishes to acquire from Alizé, and Alizé now wishes to sell to Purchaser, all rights relating to the Intellectual Property, including the rights in and to the Patents;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged by each of the parties hereto, the parties hereby agree as follows:

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ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1                               Definitions. In this Agreement, unless the context clearly indicates to the contrary, the following words shall have the meanings set out hereunder:

1.1.1                     “Agreement” means this Assignment Agreement, as may be amended from time to time in accordance with Section 8.2 hereof.

1.1.2                     “Improvements” shall mean all future improvements, discoveries, inventions, developments, compositions of matter, processes, methods, technologies, results or products, patentable or not, conceived or obtained by the Institutions and/or the Researchers, alone or with others, regarding the Molecule in the Therapeutic Fields within the scope of the Patents and/or as a result of the Research Work. Improvements shall also include all tangible property related thereto including laboratory notebooks, reports, biological materials, drawings, data, records and computer software.

1.1.3                     “Intellectual Property” shall mean the rights in the Molecule as well as in all past or present discoveries, inventions, developments, compositions of matter, processes, methods, technologies, improvements, results or products, patentable or not, conceived or obtained by the Institutions and/or the Researchers and/or Theratechnologies Inc., alone or with others, regarding the Molecule in the Therapeutic Fields within the scope of the Patents and/or as a result of the Research Work. Intellectual Property shall also include : (a) any and all “Improvements” assigned to Alizé pursuant to Section 4.1 of the Alizé Assignment Agreement, (b) any and all all tangible property related to the Intellectual Property including laboratory notebooks, reports, biological materials, drawings, data, records and computer software and (c) for greater certainty, any and all rights, titles and interests in and to any existing and future property of any nature whatsoever (tangible or intangible) acquired or to be acquired by Alizé under the Alizé Assignment Agreement.

1.1.4                     “Molecule” shall mean non-acylated ghrelin or any substituted, truncated or modified analog thereof and claimed in the Patents.

1.1.5       “parties” means Alizé and Purchaser collectively.

1.1.6                     “Patents” shall mean any and all patents and patent applications owned by Alizé pursuant to the Alizé Assignment Agreement, a list thereof is attached hereto as Appendix B.

1.1.7                     “Research Work” shall mean the research work undertaken by the Institutions or the Researchers on the Molecule in the Therapeutic Fields pursuant to specific research agreements entered into from time to time with Alizé or the research work previously undertaken by Theratechnologies Inc. on the Molecule.

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1.1.8                     “Therapeutic Fields” shall mean all therapeutic applications of the Molecule, including, but not limited to, the fields of diabetes, glucose intolerance and obesity.

1.2          Interpretation. This Agreement shall be governed by the following provisions:

1.2.1                     Should any provision of this Agreement be null or without effect or deemed unwritten under the laws of the Province of Quebec, it or they shall not render the other provisions, terms and conditions hereof invalid as this Agreement is not an indivisible whole.

1.2.2                     The parties acknowledge that each provision of this Agreement was negotiated in good faith, understood and for good and valuable consideration, agreed to by them and that the agreement does not constitute an adhesion contract for it.

1.2.3       Time shall be of the essence of this Agreement and every part thereof.

1.2.4                     The division of this Agreement into Articles, Sections, Subsections and other subdivisions and the insertions of headings are for convenience of reference only and shall not affect or be utilized in the construction or the interpretation hereof.

1.2.5                     Where required herein, the singular shall comprise the plural and vice versa, the masculine shall include the feminine and vice versa while the neuter shall comprise both the masculine and the feminine.

1.2.6                     This Agreement shall be governed and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable thereto. This Agreement shall be treated in all respects as a Quebec contract.

ARTICLE 2

ASSIGNMENT OF INTELLECTUAL PROPERTY

2.1                               Alizé hereby irrevocably sells, assigns and transfers to Purchaser its entire rights, titles and interest in and to the Intellectual Property and the Patents. Alizé hereby waives all rights and interest with respect to the Intellectual Property and the Patents.

2.2                               Purchaser covenants and agrees to prepare, deliver for execution and file, or cause to be prepared, delivered and filed, at its sole expense, patent assignments and other documents required in each patent office concerned for the assignment of the Patents to Purchaser.

2.3                               Upon execution of this Agreement, Alizé covenants and agrees to transfer to Purchaser the tangible property in its possession related to the Intellectual Property including study results reports and raw data.

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2.4                               Alizé hereby represents and warrants to Purchaser as follows and acknowledges that Purchaser is relying upon such representations and warranties to enter into this Agreement and would not have entered into this Agreement if not for these representations and warranties:

2.4.1                     To the best of its knowledge, Alizé is the owner of the entire rights, titles and interest in and to the Intellectual Property and the Patents.

2.4.2                     Alizé has used its best efforts to take all steps reasonably necessary to preserve its legal rights in, and the secrecy of, the Intellectual Property and the Patents, except those for which disclosure has been required for legitimate reasons pursuant to confidentiality agreements or legal reasons.

2.4.3                     To the best of Alizé’s knowledge, no third party has any ownership right, title, interest, claiming, or lien on the Intellectual Property and the Patents. Alizé has not granted, and there are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property and the Patents, nor is Alizé bound by, or a party to, any option, license or agreement with respect to the Intellectual Property and the Patents.

2.4.4                     As applicable, Alizé has obtained from its consultants properly executed written assignments of intellectual property rights as well as waivers of moral rights therein, to the extent necessary to assign all of their rights, titles and interest in and to the Intellectual Property and the Patents to Alizé.

2.4.5                     To the best of its knowledge, Alizé is not obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court of administrative agency, or any other restriction that would interfere with its efforts to carry out its obligations hereunder or that would conflict with its obligations hereunder. To the best of Alizé’s knowledge, the assignment of the Intellectual Property and the Patents will not conflict with, or result in, a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which Alizé is now obligated. At no time during the conception or reduction to practice of the Intellectual Property was Alizé operating under any grants from any source, governmental or private, performing research sponsored by any source, governmental or private, or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any other person that could have a material effect upon Alizé’s rights in and to the Intellectual Property and the Patents.

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ARTICLE 3

CONSIDERATION

In consideration of the assignment of the Intellectual Property and Patents provided for herein, Purchaser hereby agrees to pay to Alizé, upon execution of this Agreement, an amount of CDN$ 80,000. Alizé acknowledges that this amount constitutes the entire consideration for the assignment of the Intellectual Property and the Patents and hereby confirms the sufficiency of the amount as the consideration for the assignment.

ARTICLE 4

ASSUMPTION AND UNDERTAKING OF PURCHASER

In accordance with article 6 of the Alizé Assignment Agreement, the Purchaser hereby agrees and undertakes to assume all of Alizé’s obligations pursuant to the Alizé Assignment Agreement as if it was an original party thereto, including inter alia with respect to the payment of the royalties set forth therein.

ARTICLE 5

INTERVENTION OF THE RESEARCHERS AND INSTITUTIONS

5.1                               Each of the Researchers and the Institutions has agreed to intervene to this Agreement in order to hereby:

5.1.1                     acknowledge the assignment of Intellectual Property and Patents provided for in this Agreement;

5.1.2                     confirm its undertaking to cooperate with Purchaser and Alizé, as may be reasonably required, in order to give effect to this Agreement;

5.1.3                     accept and acknowledge that all any and rights of Alizé pursuant to the Alizé Assignment Agreement are hereby assigned to Purchaser, as if it was an original party to such agreement; Alizé being released of its obligations under the Alizé Assignment Agreement; and

5.1.4                     agree to sell, assign and transfer irrevocably to Purchaser his/its entire rights, titles and interest in and to any and all Improvements and hereby waive all rights and interest with respect thereto.

5.2                               The Institutions shall have the non-exclusive right to use the Intellectual Property for non-commercial research provided that such use (i) shall be limited to the Researchers and their respective team; and (ii) shall require the prior written consent of Purchaser.

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ARTICLE 6

SALE OF THE PATENTS BY PURCHASER

In the event that Purchaser sells the Patents to a third party after the date hereof, Purchaser shall cause such third party purchaser to assume Purchaser’s obligations pursuant to the Alizé Assignment Agreement as if it was an original party thereto, or, if Purchaser, the Institutions and Dr. Ezio Ghigo agree, remit an amount equal to 5% of the net proceeds resulting from such sale to the Institutions and Dr. Ezio Ghigo in the same proportions described in Section 4.4 of the Alizé Assignment Agreement. The parties acknowledge and agree that the sale of shares of Purchaser in whole or in part, its merger, a corporate reorganization of its affairs or any similar transaction does not constitute a sale of the Patents for the application of the present article.

ARTICLE 7

NOTICES

Any notice or other written communication required or permitted to be made or given hereunder may be made or given by either party by facsimile, by first-class mail (postage prepaid) or by air courier to the mailing address set out in the preamble of this Agreement or to such other respective addresses as either party shall designate to the other party, by like notice, provided that notice of a change of address shall be effective only upon receipt thereof. Notices or other written communications shall be deemed to have been sufficiently made or given: (i) if mailed, seven (7) days after being dispatched by mail, postage prepaid; (ii) if by air courier, three (3) days after delivery to the air courier company; or (iii) if by facsimile with confirmed transmission, so long as original followed via mail or air courier, within one (1) day of transmission.

ARTICLE 8

FINAL PROVISIONS

8.1                               This Agreement shall be binding upon and inure to the benefit of the parties, the Researchers, the Institutions and their respective successors and permitted assigns.

8.2                               This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings in connection therewith. It may not be changed nor modified orally, but only by agreement in writing signed by a duly authorized representative of each of the parties.

8.3                               Each of the parties upon the request of the other shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement such as documents required in each patent office concerned.

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8.4                               Neither failure nor delay by either party to exercise any right or remedy provided in this Agreement or by statute, or law shall operate as a waiver of such right or remedy, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise of any other right or remedy. The rights and remedies set forth in this Agreement are cumulative and enforcement of one right or remedy shall not preclude subsequent enforcement of the same or other rights and remedies provided in this Agreement or at law.

8.5                               This Agreement and all rights and obligations hereunder shall not be assigned in whole or in part by Alizé without the prior written consent of Purchaser.

8.6                               The parties hereto have required that the present Agreement and all deeds, documents, or notices relating thereto be drafted in the English language; les parties aux présentes ont exigées que la présente convention et tout autre contrat, document ou avis afférent ou subordonné aux présentes soient rédigés en langue anglaise.

8.7                               This Agreement may be executed in multiple counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement may be signed by telecopier and any such signature shall be valid and binding.

[The signatures appear on next page.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in counterparts as of the day and year first set forth above.

ALIZÉ PHARMA SAS

Per:	/s/ Thierry Abribat
Thierry Abribat, President

ALIZÉ PHARMA INC.

Per:	/s/ André De Villers
André De Villers, Chairman

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INTERVENTION

Each of the undersigned hereby accepts the provisions of Article 5 of this Agreement and accpets to be bound by them.

THE ACADEMIC HOSPITAL ROTTERDAM

	Per:	/s/ F.G.A. van der Meché
		Name:	Prof. dr. F.G.A. van der Meché
		Title:	Executive Board

Name:
Title:

DIPARTIMENTO DI MEDICINA	UNIVERSITÀ DEGLI STUDI DI TORINO
INTERNA
UNIVERSITA’ DI TORINO	Per:	/s/ Ezio Ghigo
II Direttore		Name:	Prof. Ezio Ghigo
Prof. Ezio Ghigo		Title:	Chairman, Department of Internal Medicine University of Turin, Italy

Name:
Title:

/s/ Dr. Aart. Johannes van der Lelij
DR. AART JOHANNES VAN DER LELIJ

/s/ Dr. Ezio Ghigo
DR. EZIO GHIGO

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APPENDIX A

Alizé Assignment Agreement

(see copy attached hereto)

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ASSIGNMENT AGREEMENT

ENTERED INTO on May 12, 2006

BETWEEN:

6551131 CANADA INC., a corporation constituted pursuant to the Canada Business Corporations Act, having its head office at 56 Kelvin Avenue, Montreal, Province of Quebec, H2V 1T3, herein acting and represented by Thierry Abribat, its Director, duly authorized, as he so declares

(hereinafter referred to as “Newco”)

AND:

THE ACADEMIC HOSPITAL ROTTERDAM, acting under the name Erasmus MC, an institution organized in accordance with public law of the Netherlands, and hereby acting for and on behalf of its Department of Internal Medicine, its mailing address being Erasmus MC, P.O. Box 2040, 3000 CA, in the City of Rotterdam, Netherlands, herein acting and represented by Prof.dr. F.G.A. van der Meché, member of the Board of Executives, duly authorized, as he so declares

(hereinafter referred to as “Erasmus MC”)

AND:

UNIVERSITÀ DEGLI STUDI DI TORINO, a university situated at Via Po 17, in the City of Torino, Italy 10100, herein acting and represented by Dr. Ezio Ghigo, its Chairman of the Department of Internal Medicine, duly authorized, as he so declares

(hereinafter referred to as the “University of Torino”)

(Erasmus MC and the University of Torino hereinafter collectively referred to as the “Institutions”)

AND:	DR. AART JOHANNES VAN DER LELIJ, practicing at Erasmus MC, P.O. Box 2040, 3000 CA, in the City of Rotterdam, Netherlands

(hereinafter referred to as “Dr. van der Lelij”)

AND:	DR. EZIO GHIGO, residing at D’Azeglio 22, 10125 Torino, Italy

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(hereinafter referred to as “Dr. Ghigo”)

(Dr. van der Lelij and Dr. Ghigo hereinafter collectively referred to as the “Researchers”)

WHEREAS the Researchers have made discoveries in the field of therapeutic applications of non-acylated ghrelin, including, but not limited to, diabetes, glucose intolerance and obesity;

WHEREAS Newco wishes to acquire all such rights including the rights in and to the Patents (as defined hereinafter);

WHEREAS Erasmus MC is the sole owner of all such rights pursuant to the Termination and Assignment Agreement entered into on April 11, 2006 with Theratechnologies Inc., University of Torino and the Researchers;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged by each of the parties hereto, the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1                       Definitions. In this Agreement, unless the context clearly indicates to the contrary, the following words shall have the meanings set out hereunder:

1.1.1             “First Patent” shall mean Canadian patent application no. 2,365,704, filed December 18, 2001; International patent application serial no. PCT/CA02/01964, filed December 18, 2002, entitled “Pharmaceutical Compositions Comprising Unacylated Ghrelin and Therapeutical Uses Thereof”, a copy of which is provided as Appendix A; and any and all patents and patent applications which claim priority therefrom, are based thereon, or have been otherwise filed by or on behalf of Theratechnologies Inc. and describe the same or substantially the same invention as described therein.

1.1.2             “Improvements” shall mean all future improvements, discoveries, inventions, developments, compositions of matter, processes, methods, technologies, results or products, patentable or not, conceived or obtained by the Institutions and/or the Researchers, alone or with others, regarding the Molecule in the Therapeutic Fields within the scope of the Patents and/or as a result of the Research Work. Improvements shall also include all tangible property related thereto including laboratory notebooks, reports, biological materials, drawings, data, records and computer software.

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1.1.3                     “Intellectual Property” shall mean the rights in the Molecule as well as in all past or present discoveries, inventions, developments, compositions of matter, processes, methods, technologies, improvements, results or products, patentable or not, conceived or obtained by the Institutions and/or the Researchers and/or Theratechnologies Inc., atone or with others, regarding the Molecule in the Therapeutic Fields within the scope of the Patents and/or as a result of the Research Work. Intellectual Property shall also, include all tangible property related thereto including laboratory notebooks, reports, biological materials, drawings, data, records and computer software.

1.1.4                     “Molecule” shall mean non-acylated ghrelin or any substituted, truncated or modified analog thereof and claimed in the First Patent and Second Patent.

1.1.5                     “Patents” shall mean the First Patent and the Second Patent.

1.1.6                     “Product” shall mean any product derived from the Intellectual Property.

1.1.7                     “Research Work” shall mean the research work undertaken by the Institutions or the Researchers on the Molecule in the Therapeutic Fields pursuant to specific research agreements entered into from time to time with Newco or the research work previously undertaken by Theratechnologies Inc. on the Molecule.

1.1.8                     “Second Patent” shall mean United States provisional patent application no. 60/513,540, filed October 24, 2003; International patent application serial no. PCT/CA2004/001858, filed October 22, 2004, entitled “Use of Ghrelin and Unacylated Ghrelin Compositions in Insulin-Related Disease Conditions”, a copy of which is provided as Appendix B; and any and all patents and patent applications which claim priority therefrom, are based thereon, or are otherwise filed by or on behalf of Theratechnologies Inc. and describe the same or substantially the same invention as described therein.

1.1.9                     “Therapeutic Fields” shall mean all therapeutic applications of the Molecule, including, but not limited to, the fields of diabetes, glucose intolerance and obesity.

1.2          Interpretation. This Agreement shall be governed by the following provisions:

1.2.1                     Should any provision of this Agreement be null or without effect or deemed unwritten under the laws of the Province of Quebec, it or they shall not render the other provisions, terms and conditions hereof invalid as this Agreement is not an indivisible whole.

1.2.2                     The parties acknowledge that each provision of this Agreement was negotiated in good faith, understood and for good and valuable consideration, agreed to by them and that the agreement does not constitute an adhesion contract for it.

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1.2.3                     Time shall be of the essence of this Agreement and every part thereof.

1.2.4                     The division of this Agreement into Articles, Sections, Subsections and other subdivisions and the insertions of headings are for convenience of reference only and shall not affect or be utilized in the construction or the interpretation hereof.

1.2.5                     Where required herein, the singular shall comprise the plural and vice versa, the masculine shall include the feminine and vice versa while the neuter shall comprise both the masculine and the feminine.

1.2.6                     This Agreement shall be governed and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable thereto. This Agreement shall be treated in all respects as a Quebec contract.

ARTICLE 2

ASSIGNMENT OF INTELLECTUAL PROPERTY

2.1                               Erasmus MC hereby irrevocably sells, assigns and transfers to Newco its entire rights, titles and interest in and to the Intellectual Property and the Patents. Erasmus MC hereby waives all rights and interest with respect to the Intellectual Property and the Patents.

Each of the Researchers and the University of Torino hereby acknowledges the above-described assignment in favour of Newco and covenants and agrees to cooperate with Newco and Erasmus MC in order to implement such assignment of the Intellectual Property and the Patents in favour of Newco.

Notwithstanding the above-described assignment in favour of Newco, the Institutions shall have the non-exclusive right to use the Intellectual Property for non-commercial research provided that such use (i) shall be limited to the Researchers and their respective team; and (ii) shall require the prior written consent of Newco.

2.2                               Newco covenants and agrees to prepare, deliver for execution and file, or cause to be prepared, delivered and filed, at its sole expense, patent assignments and other documents required in each patent office concerned for the assignment of the Patents to Newco.

2.3                               Upon execution of this Agreement and within four (4) weeks thereof, each of the Researchers, the University of Torino and Erasmus MC covenants and agrees to transfer to Newco the tangible property in his/its possession related to the Intellectual Property including study results reports and raw data.

2.4                               Erasmus MC hereby represents and warrants to Newco as follows and acknowledges that Newco is relying upon such representations and warranties to enter into this Agreement and would not have entered into this Agreement if not for these representations and warranties:

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2.4.1                     To the best of its knowledge, Erasmus MC is the owner of the entire rights, titles and interest in and to the Intellectual Property and the Patents.

2.4.2                     Erasmus MC has used its best efforts to take all steps reasonably necessary to preserve its legal rights in, and the secrecy of, the Intellectual Property and the Patents, except those for which disclosure has been required for legitimate reasons pursuant to confidentiality agreements or legal reasons.

2.4.3                     To the best of its knowledge, its rights in the Intellectual Property and the Patents do not conflict with or infringe upon the rights of others. Erasmus MC, to the best of its knowledge, does not currently utilize any invention of any other party related to the Molecule. Erasmus MC, to the best of its knowledge, has not in the past violated or infringed, and is not currently violating or infringing, any intellectual property rights of any other person, in relation to the Molecule. Erasmus MC has not received any communications or been made a party to any suit or any other proceeding alleging that it (or any of its employees or consultants) has violated or infringed or will violate or infringe, any intellectual property rights of any other person in relation to the Molecule.

2.4.4                     To the best of Erasmus MC’s knowledge, no third party has any ownership right, title, interest, claiming, or lien on the Intellectual Property and the Patents, Erasmus MC has not granted, and there are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property and the Patents, nor is Erasmus MC bound by, or a party to, any option, license or agreement with respect to the Intellectual Property and the Patents.

2.4.5                     Erasmus MC has obtained from its consultants properly executed written assignments of intellectual property rights as well as waivers of moral rights therein, to the extent necessary to assign all of their rights, titles and interest in and to the Intellectual Property and the Patents to Erasmus MC.

2.4.6                     To the best of its knowledge, Erasmus MC is not obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court of administrative agency, or any other restriction that would interfere with its efforts to carry out its obligations hereunder or that would conflict with its obligations hereunder. To the best of Erasmus MC’s knowledge, the assignment of the Intellectual Property and the Patents will not conflict with, or result in, a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which Erasmus MC is now obligated. At no time during the conception or reduction to practice of the Intellectual Property was Erasmus MC operating under any grants from any source, governmental or private, performing research sponsored by any source, governmental or private, or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation

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with any other person that could have a material effect upon Erasmus MC’s rights in and to the Intellectual Property and the Patents.

ARTICLE 3

CONSIDERATION

3.1                               In consideration of the assignment of the Intellectual Property and Patents provided for herein, Newco hereby agrees to pay to Erasmus MC, upon execution of this Agreement, an amount of CDN$ 80,000. Erasmus MC acknowledges that this amount constitutes the entire consideration for the assignment of the Intellectual Property and the Patents and hereby confirms the sufficiency of the amount as the consideration for the assignment.

3.2                               Newco covenants and agrees to reimburse to Erasmus MC the expenses incurred with Smart & Biggar related to the Patents and incurred since the acquisition of the Patents from Theratechnologies Inc. until the assignment of the latter to Newco pursuant to the present Agreement, the whole upon presentation of supporting invoices.

ARTICLE 4

ROYALTIES

4.1                               The Institutions and Dr. Ghigo agree to cooperate with Newco as Newco may require to develop and/or commercialize the Intellectual Property. The Institutions and Dr. Ghigo also hereby sell, assign and transfer irrevocably to Newco their entire rights, titles and interest in and to any and all Improvements and hereby waive all rights and interest with respect thereto.

4.2                               In consideration of said cooperation and assignment of the Improvements identified in section 4.1, Newco hereby covenants and agrees to pay to the Institutions and to Dr. Ghigo an annual 1,5 % royalty fee calculated on the Net Sales of Newco. For the purposes hereof, “Net Sales” shall be defined as yearly sales made by Newco for the Products less the total of the following amounts related thereto: (i) applicable taxes and duties; (ii) all rebates or quantity discounts to distributors applicable after sale, bad debts; (iii) sales commissions; (iv) freight and transportation costs and (v) insurance costs.

4.3                               In further consideration of the cooperation and assignment of the Improvements identified in section 4.1, the Institutions and Dr. Ghigo will also be entitled to receive an annual 5 % royalty fee calculated on the following revenues of Newco directly generated from the Patents, the Intellectual Property and the Improvements : (i) royalty payments on sale of Products paid by Newco’s licensees; and (ii) upfront or regulatory milestone payments paid by Newco’s licensees pursuant to license agreements.

4.4                               The royalty payments described in sections 4.2 and 4.3 above shall be payable by Newco to the Institutions and Dr. Ghigo in the following proportions :

50 % to Erasmus MC

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30 % to University of Torino

20 % to Dr. Ghigo

4.5                               The royalty payments shall (i) accrue and be computed in the currency of the country in which sales or payments shall have been made; and (ii) be payable no later than 180 days Following the last day of each financial year end of Newco namely, December 31.

4.6                               Notwithstanding the generality of the above sections, the royalty payments :

4.6.1                     shall only be payable commencing from the earliest grant or issue date of the Patents, and until the latest date the granted or issued Patents expire, are withdrawn, become abandoned, or are declared invalid or otherwise unenforceable by a Court or administrative body of competent jurisdiction;

4.6.2                     will be pro-rated amongst all the Patents filed prior to sixty (60) days of the date of this Assignment, such that the magnitude of the royalties payable in each year will diminish over time based on the total number of Patents existing in each year. For the purpose of this calculation, a Patent shall not be considered an existing Patent if, prior to the end of any given year, it has expired, been withdrawn, become abandoned, or been declared invalid or otherwise unenforceable by a Court or administrative body of competent jurisdiction. For greater certainty, an international patent application shall not be considered an existing Patent for the purpose of this calculation.

4.7                               Newco agrees that the Institutions and Dr. Ghigo, jointly and not individually, will have the right to audit books and records pertaining to the royalty payments on Net Sales. Any such verification may be performed from time to time, at a reasonable frequency, and following a reasonable prior written notice to Newco, by a reputable and independent accounting firm, according to a procedure that will be negociated in good faith and agreed between the parties at the latest when the first marketing authorization will be filed, either at the FDA or the EMEA, for the first Product.

4.8                               In further consideration of the cooperation and assignment of the Improvements identified in section 4.1, Newco hereby covenants and agrees to pay to the Institutions and to Dr. Ghigo, in the same proportions described in Section 4.4, a milestone payment in the amount of CND$ 100,000 upon the first regulatory approval granted to Newco by either EMEA or FDA, it being understood that such amount of CND$ 100,000 shall be deducted from any further royalty payments payable by Newco to the Institutions and Dr. Ghigo pursuant to Sections 4.2 or 4.3 hereof.

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ARTICLE 5

MARKETING

5.1                               From June 1, 2007, Newco covenants and agrees, directly and indirectly through a licensee, to use reasonnable efforts to develop, introduce for sale and promote the Products. The Institutions and Dr. Ghigo agree that Newco is using reasonnable efforts when :

5.1.1                     Newco spends annually an amount of at least CDN$ 100,000 in research and development related to the Products; or

5.1.2                     Newco actively pursues the registrations, licences and permits necessary to market the Products; or

5.1.3                     There is actual commercialisation of a Product.

5.2                               If Newco does not respect its obligation to use such reasonnable efforts within 180 days after having received from the Institutions and Dr. Ghigo, a prior written notice, the Institutions and Dr. Ghigo shall have the right to jointly terminate this Agreement and acquire the rights in and to the Patents at a price equal to all the out-of-pocket expenses related to the Patents, including, but not limited to, the purchase price disbursed by Newco to Erasmus MC to purchase the Patents, namely CDN $80,000.

ARTICLE 6

SALE OF THE PATENTS BY NEWCO

6.1                               In the event that Newco sells the Patents to a third party, Newco shall cause such third party purchaser to assume Newco’s obligations pursuant to this Agreement as if it was an original party thereto, or, if Newco, the Institutions and Dr. Ghigo agree, remit an amount equal to 5% of the net proceeds resulting from such sale to the Institutions and Dr. Ghigo in the same proportions described in Section 4.4. The parties acknowledge and agree that the sale of shares of Newco in whole or in part, its merger, a corporate reorganization of its affairs or any similar transaction does not constitute a sale of the Patents for the application of the present article.

ARTICLE 7

NOTICES

Any notice or other written communication required or permitted to be made or given hereunder may be made or given by either party by facsimile, by first-class mail (postage prepaid) or by air courier to the mailing address set out in the preamble of this Agreement or to such other respective addresses as either party shall designate to the other party, by like notice, provided that notice of a change of address shall be effective only upon receipt thereof. Notices or other written communications shall be deemed to have been sufficiently made or given: (i) if mailed, seven (7)

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days after being dispatched by mail, postage prepaid; (ii) if by air courier, three (3) days after delivery to the air courier company; or (iii) if by facsimile with confirmed transmission, so long as original followed via mail or air courier, within one (1) day of transmission.

ARTICLE 8

FINAL PROVISIONS

8.1                               This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns.

8.2                               This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings in connection therewith. It may not be changed nor modified orally, but only by agreement in writing signed by a duly authorized representative of each of the parties hereto.

8.3                               Each of the parties upon the request of the other shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement such as documents required in each patent office concerned.

8.4                               Neither failure nor delay by either party to exercise any right or remedy provided in this Agreement or by statute, or law shall operate as a waiver of such right or remedy, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise of any other right or remedy. The rights and remedies set forth in this Agreement are cumulative and enforcement of one right or remedy shall not preclude subsequent enforcement of the same or other rights and remedies provided in this Agreement or at law.

8.5                               This Agreement and all rights and obligations hereunder shall not be assigned in whole or in part by either Erasmus MC, University of Torino, Dr. van der Lelij or Dr. Ghigo to any third party without the prior written consent of Newco.

8.6                               The parties hereto have required that the present Agreement and all deeds, documents, or notices relating thereto be drafted in the English language; les parties aux présentes ont exigées que la présents convention et tout autre contrat, document ou avis afférent ou subordonné aux présentes soient rédigés en langue anglaise.

8.7                               This Agreement may be executed in multiple counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement may be signed by telecopier and any such signature shall be valid and binding.

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[The signatures appear on next page.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in counterparts as of the day and year first set forth above.

6551131 CANADA INC.

	Per:	/s/ Thierry Abribat
Thierry Abribat

THE ACADEMIC HOSPITAL ROTTERDAM

	Per:	/s/ F.G.A. van der Meché

Name: Prof.dr. F.G.A. van der Meché

Title: Member of the Board of Executives

DIPARTIMENTO DI MEDICINA	UNIVERSITÀ DEGLI STUDI DI TORINO
INTERNA
UNIVERSITA’ DI TORINO
II Direttore	Per:	/s/ Ezio GHIGO
Prof. Ezio Ghigo
Name: Prof. Ezio GHIGO

Title: Chairman, Department of Internal Medicine University of Turin

/s/ Dr. A.J. Van der Lelij
DR. A.J. VAN DER LELIJ

DIPARTIMENTO DI MEDICINA
INTERNA	/s/ Dr. Ezio Ghigo
UNIVERSITA’ DI TORINO	DR. EZIO GHIGO
II Direttore
Prof. Ezio Ghigo

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APPENDIX B

Patents

(see list attached hereto)

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Patent applications based on PCT/CA2004/001858 filed October 22, 2004

Use of ghrelin and unacylated ghrelin composition in insulin related disease conditions

Your Ref.	Our Ref.	Country	App. No.	Date of filing	Owner of record	Next M/fee due	Examination request due	Status

N/A	86937-5	CA	2543507	National Phase entered on Apr. 24, 2006	Theratechnologies Inc. (1)	Oct. 22, 2007	Oct. 22, 2009	—

N/A	86937-6	EP	4789766	National Phase entered on May 23, 2006	The Academic Hospital Rotterdam, acting under the name Erasmus MC	Oct. 31, 2007	—	Awaiting first Examiner’s Report or Notice of Allowance

N/A	86937-7	US	not yet known	National Phase entered on Apr. 21, 2006	Theratechnologies Inc. (2)	—	—	Awaiting first Examiner’s Report or Notice of Allowance

(1) Awaiting recordal of assignment filed to “The Academic Hospital Rotterdam, acting under the name Erasmus MC”.

(2) Awaiting recordal of assignment filed to “Alizé Pharma Inc.”

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Patent applications based on PCT/CA2002/001964 filed December 18, 2002

Pharmaceutical compositions comprising unacylated ghrelin and therapeutical uses thereof

Your Ref.	Our Ref.	Country	App. No.	Date of filing	Owner of record	Next M/fee due	Examination request due	Status

THB-C1.1/CA/PCT	86937-1	CA	2470235	National Phase entered on June 14, 2004	The Academic Hospital Rotterdam, acting under the name Erasmus MC	Dec. 18, 2007	Dec. 18, 2007	—

THB-C1.1/JP/PCT	86937-2	JP	2003-552322	National Phase entered on June 18 2004	The Academic Hospital Rotterdam, acting under the name Erasmus MC	—	—	Awaiting first Examiner’s Report or Notice of Allowance

THB-C1.1/EP/PCT	86937-3	EP	2787266.2	National Phase entered on June 30, 2004	Erasmus MC	Dec. 31, 2007	—	Awaiting second Examiner’s Report or Notice of Allowance

THB-C1.1/US/PCT	86937-4	US	10/499376	National Phase entered on June 15, 2004 and accepted on Nov. 29, 2004	The Academic Hospital Rotterdam	—	—	First Examiner’s Report issued Mar. 29, 2007: due Apr. 29, 2007 extendible to Sept. 29, 2007

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